Exhibit 10.10

                                501 DAKOTA LEASE

         This lease is made between Nancy Turner Properties Inc. of 205 Blanca Ave., Tampa, FL 33606 herein called Lessor, and Raggin' Ribs Inc. herein called the Lessee on the 2nd of June, 2003.

          Lessee hereby agrees to lease the building at 501 Dakota Avenue in the City of Tampa, the County of Hillsborough, the state of Florida upon the following terms and conditions:

1. TERM AND RENT: Lessor demises the above premises with the current available offices for the term of three years with the option to renew for an additional five years, commencing June 1, 2003 and terminating on May 31, 2006 (should the five year option not be required) at the annual rental of $38,400 plus sales tax of 7% or whatever the sales tax amount for Hillsborough County becomes over the time of the lease, payable in equal installments in advance on the first day of each month for that month's rental, during the term of the lease. As the remaining two offices are vacated and if Raggin' Ribs still chooses to rent those remaining spaces, their current rent ($500 for Andrew Adler's and $750 for Mark Bendik's) will be added to Raggin' Ribs lease amount per month. All rental payments shall be made to Lessor at 205 Blanca Ave., Tampa, FL 33606. Should the rent not be paid by the fifth of the month, a late fee of $50 shall be assessed. An additional $50 ($100 total) shall be added if the rent is not paid by the 10th of the month. Thereafter an additional $10 per day shall be assessed on top of the $100 until the month's lease is paid in full.

2. ????? Lessee shall use and occupy the premises as administrative offices and training facilities for Raggin' Ribs. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

3. CARE AND MAINTENANCE OF PREMISES: Lessee acknowledges that the premises are in good order and repair. Lessor shall, at his own expense and at all times, maintain the lawn, the electrical, plumbing, air conditioning and security systems. Lessee shall maintain their own phone system and fines.

4. ????? Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the premises.

5. ORDINANCES AND STATUTES: Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment AND SUBLETTING: Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be reasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate the lease.


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                                501 DAKOTA LEASE

7. UTILITIES: All utilities, excluding the phone system and a portion of the electricity, shall be the responsibility of the Lessor. The Lessor shall pay up to $800 per month for the electricity. Any amount over $800 per months shall be the responsibility of the Lessee.

8. ENTRY AND Inspection: Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice for the purpose of inspecting the same and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "For Lease" signs and permit persons desiring to lease the same to inspect the premises thereafter.

9. POSSESSION: Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered.

10. INDEMNIFICATION OF Lessor: Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

11. DESTRUCTION OF PREMISES: In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but shuch partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made.

12. Lessor's Remedies ON DEFAULT: If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within three days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period), if Lessee does not commence such curing within seven days and thereafter proceed with reasonable diligence and in good faith to cure such default, then Lessor may terminate this lease on not less than three days' notice to Lessee. On the date specified in such notice the term of this lease shall terminate and Lessee shall then quit and surrender the premises to Lessor, without extinguishing Lessee's liability. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee and other occupants and their effects. No failure to enforce any term shall be deemed a waiver. Lessee shall be responsible for all attorney's fees incurred by Lessor concerning the default and removal.

13. SECURITY DEPOSIT: Lessee shall deposit with Lessor on the signing of this lease the sum of $3500 as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of hte premises to Lessor as herein provided. If Lessor aplies any part of hte deposit to cure any default of Lessee,

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                                501 DAKOTA LEASE

Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease.

14. ATTORNEY'S FEES: In case suit should be brought for recovery of premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

15. WAIVER: No failure to Lessor to enforce any term hereof shall be deemed to be a waiver. ????? Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the permises or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

17. HEIRS. ASSIGNS AND Successors: This lease is binding upon and inures to the benefit of the heirs, assings and successors in interest to the parties.

18. RADON GAS EXPOSURE: As required by law, Nancy Turner Properties Inc. makes the following disclosure: "Radon Gas" is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present helth risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Hillsborough County. Additional information regarding radon and radon testing may be obtained from your county publich health unit.

19. ????? Raggin' Ribs, at its own expense, may put signs on the side of the building facing the Crosstown, as requested, and in the front yard to ????? the public as to its whereabouts.

20. LIGHTS AND AIR CONDITIONING: Raggin' Ribs and its employees agree to make a diligent effort to turn all lights off and the air conditioning to 78-degrees when leaving the building for the evening and especially the weekend. This will not only save the Lessor funds but also conserve our natural resources.Raggin' Ribs agrees to pay the balance over $800 should the electric fall above that mark during the month.

21. TRASH DISPOSAL: It is asked that Raggin' Ribs place all its trash in the outside containers for pick up by the garbage men twice a week.

22. ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

LESSOR:                                               LESSEE:

/S/ Nancy Turner                                      /s/ James Cheatham
Nancy Turner Properties, Inc.                         Raggin' Ribs Inc
Nancy Turner, President                               Jim Cheatham Chairman

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